Exhibit 5.1

[SIMPSON THACHER & BARTLETT LLP LETTERHEAD]

June 10, 2005

Hovnanian Enterprises, Inc.

10 Highway 35

P.O. Box 500

Red Bank, New Jersey  07701

K. Hovnanian Enterprises, Inc.

10 Highway 35

P.O. Box 500

Red Bank, New Jersey  07701

Ladies and Gentlemen:

We have acted as counsel to Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), and to K. Hovnanian Enterprises, Inc., a wholly-owned subsidiary of Hovnanian and a California corporation (“K. Hovnanian”), and certain subsidiaries of Hovnanian (the “Subsidiary Guarantors”) in connection with the Registration Statement on Form S-3, which amends certain previously filed Registration Statements (together, the “Registration Statement”), filed by Hovnanian, K. Hovnanian and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of Class A common stock of Hovnanian, par value $.01 per share (“Common Stock”); (ii) shares of preferred stock of Hovnanian, par value $.01 per share (“Preferred Stock”), which may be issued in the form of depositary shares evidenced by the depositary receipts (the “Depositary Shares”); (iii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock

Warrants”); (v) warrants to purchase Depositary Shares (the “Depositary Shares Warrants”); (vi) debt securities of Hovnanian, which may be senior (“Hovnanian Senior Debt Securities”), senior subordinated (“Hovnanian Senior Subordinated Debt Securities”) or subordinated (“Hovnanian Subordinated Debt Securities”) (collectively, the “Hovnanian Debt Securities”); (vii) warrants to purchase Hovnanian Debt Securities (the “Hovnanian Debt Security Warrants”); (viii) debt securities of K. Hovnanian, which may be senior (“K. Hovnanian Senior Debt Securities”), senior subordinated (“K. Hovnanian Senior Subordinated Debt Securities”) or subordinated (“K. Hovnanian Subordinated Debt Securities”) (collectively, the “K. Hovnanian Debt Securities” and, together with the Hovnanian Debt Securities, the “Debt Securities”), which will be fully and unconditionally guaranteed by Hovnanian (the “Hovnanian Debt Guarantee”); (ix) warrants to purchase K. Hovnanian Debt Securities (the “K. Hovnanian Debt Security Warrants” and, together with the Hovnanian Debt Security Warrants, the “Debt Security Warrants”), which will be fully and unconditionally guaranteed by Hovnanian (the “Hovnanian Warrant Guarantee”); (x) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the “Debt Guarantees”); (xi) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Security Warrants, the Common Stock Warrants, the Preferred Stock Warrants and the Depositary Shares Warrants (the “Warrant Guarantees”); (xii) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (xiii) Stock Purchase Units of Hovnanian, consisting of a Purchase Contract and either a beneficial interest in Hovnanian Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units”); (xiv) Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Hovnanian Debt Guarantee and Debt Guarantees that may be issued upon exercise of Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable and (xv) 15,286,624 shares of Common Stock (the “Selling Shareholder Shares”) to be offered for sale by Kevork S. Hovnanian, Ara K. Hovnanian, Geaton A. DeCesaris, Jr., Geaton A. DeCesaris, Sr., and A. Hugo DeCesaris (the “Selling Shareholders”).  The Common Stock, the Preferred Stock, the Depositary Shares, the Common Stock Warrants, the Preferred Stock Warrants, the Depositary Shares Warrants, the Debt Securities, the Hovnanian Debt Guarantee, the Debt Security Warrants, the Hovnanian Warrant Guarantee, the Debt Guarantees, the Warrant Guarantees, the Purchase Contracts, the Stock Purchase Units and the Securities Warrants are hereinafter referred to collectively (together with any additional securities that may be issued by Hovnanian and/or K. Hovnanian pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act)) as the “Securities”.  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500,000,000.

The Hovnanian Senior Debt Securities and the Debt Guarantees thereof, if applicable, will be issued under an Indenture, as supplemented by a supplemental indenture (the “Hovnanian Senior Indenture”), among Hovnanian, such Trustee as shall be named therein (the “Hovnanian Senior Trustee”) and such Subsidiary Guarantors as shall be named therein, if applicable.  The Hovnanian Senior Subordinated Debt Securities and the Debt Guarantees thereof, if applicable, will be issued under an Indenture, as supplemented by a supplemental indenture (the “Hovnanian Senior Subordinated Indenture”), among Hovnanian, such Trustee as shall be named therein (the “Hovnanian Senior Subordinated Trustee”) and such Subsidiary

Guarantors as shall be named therein, if applicable.  The Hovnanian Subordinated Debt Securities and the Debt Guarantees thereof, if applicable, will be issued under an Indenture, as supplemented by a supplemental indenture (the “Hovnanian Subordinated Indenture”), among Hovnanian, such Trustee as shall be named therein (the “Hovnanian Subordinated Trustee”) and such Subsidiary Guarantors as shall be named therein, if applicable.  The Hovnanian Senior Indenture, the Hovnanian Senior Subordinated Indenture and the Hovnanian Subordinated Indenture are hereinafter referred to collectively as the “Hovnanian Indentures”.  The K. Hovnanian Senior Debt Securities, the Hovnanian Debt Guarantee and the Debt Guarantees thereof, if applicable, will be issued under an Indenture dated as of November 3, 2003, as supplemented by the First Supplemental Indenture dated as of November 3, 2003 (, as supplemented, the “K. Hovnanian November 3 Indenture”), as supplemented by the supplemental indenture (the “K. Hovnanian Senior Supplemental Indenture” and together with the K. Hovnanian November 3 Indenture, the “K. Hovnanian Senior Indenture”), among K. Hovnanian, Hovnanian, Wachovia Bank, National Association, as Trustee (the “K. Hovnanian Senior Trustee”), and such Subsidiary Guarantors as shall be named therein, if applicable.  The K. Hovnanian Senior Subordinated Debt Securities, the Hovnanian Debt Guarantee and the Debt Guarantees thereof, if applicable, will be issued under an Indenture, as supplemented by a supplemental indenture (the “K. Hovnanian Senior Subordinated Indenture”), among K. Hovnanian, Hovnanian, such Trustee as shall be named therein (the “K. Hovnanian Senior Subordinated Trustee”) and such Subsidiary Guarantors as shall be named therein, if applicable.  The K. Hovnanian Subordinated Debt Securities, the Hovnanian Debt Guarantee and the Debt Guarantees thereof, if applicable, will be issued under an Indenture (the “K. Hovnanian Subordinated Indenture”) among K. Hovnanian, Hovnanian, such Trustee as shall be named therein (the “K. Hovnanian Subordinated Trustee”) and such Subsidiary Guarantors as shall be named therein, if applicable.  The K. Hovnanian Senior Indenture, the K. Hovnanian Senior Subordinated Indenture and the K. Hovnanian Subordinated Indenture are hereinafter collectively referred to as the “K. Hovnanian Indentures”.  The Hovnanian Indentures and the K. Hovnanian Indentures are hereinafter collectively referred to as the “Indentures”.

The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) between Hovnanian and such Purchase Contract Agent as shall be named therein (the “Purchase Contract Agent”).

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”), between Hovnanian and such Depositary as shall be named therein (the “Depositary”).

The Common Stock Warrants, the Preferred Stock Warrants, the Depositary Shares Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants”.  The Common Stock Warrants and the Warrant Guarantees thereof, if applicable, will be issued under a Common Stock Warrant Agreement (the “Common Stock Warrant Agreement”) among Hovnanian, the Common Stock Warrant Agent as shall be named therein and the Subsidiary Guarantors as shall be named therein, if applicable.  The Preferred Stock Warrants and the Warrant Guarantees thereof, if applicable, will be issued under a Preferred Stock Warrant Agreement (the “Preferred Stock Warrant Agreement”) among Hovnanian, the Preferred Stock Warrant Agent as shall be named therein and the Subsidiary Guarantors as shall be named therein, if applicable.  The Depositary Shares Warrants and the

Warrant Guarantees thereof, if applicable, will be issued under a Depositary Shares Warrant Agreement (the “Depositary Shares Warrant Agreement”) among Hovnanian, the Depositary Shares Warrant Agent as shall be named therein and the Subsidiary Guarantors as shall be named therein, if applicable.  The Hovnanian Debt Security Warrants and the Warrant Guarantees thereof, if applicable, will be issued under a Hovnanian Debt Security Warrant Agreement (the “Hovnanian Debt Security Warrant Agreement”) among Hovnanian, the Hovnanian Debt Security Warrant Agent as shall be named therein and the Subsidiary Guarantors as shall be named therein, if applicable.  The K. Hovnanian Debt Security Warrants and the Warrant Guarantees thereof, if applicable, will be issued under a K. Hovnanian Debt Security Warrant Agreement (the “K. Hovnanian Debt Security Warrant Agreement”) among K. Hovnanian, Hovnanian, the K. Hovnanian Debt Security Warrant Agent as shall be named therein and the Subsidiary Guarantors as shall be named therein, if applicable.  The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Depositary Shares Warrant Agreement, the Hovnanian Debt Security Warrant Agreement and the K. Hovnanian Debt Security Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements”.  Each party to a Warrant Agreement other than Hovnanian, K. Hovnanian or the Subsidiary Guarantors is referred to hereinafter as a “Counterparty”.

We have examined the Registration Statement, a form of share certificate, the forms of the Indentures, the forms of Warrant Agreements, the form of Deposit Agreement, the form of Depositary Shares, the form of Purchase Contract Unit and the form of Purchase Contract Agreement, which have been filed with the Commission as exhibits to the Registration Statement.  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or corporate documents of public officials and of officers and representatives of Hovnanian, K. Hovnanian and the Subsidiary Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We have also assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities (other than the K. Hovnanian Senior Debt Securities), each of the Indentures (other than the K. Hovnanian November 3 Indenture) will be the valid and legally binding obligation of the Trustee thereunder; (2) the K. Hovnanian November 3 Indenture is the valid and legally binding obligation of the K. Hovnanian Senior Trustee, and at the time of execution, authentication, issuance and delivery of the K. Hovnanian Senior Debt Securities, the K. Hovnanian Senior Supplemental Indenture will be the valid and legally binding obligation of the K. Hovnanian Senior Trustee; (3) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (4) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (5) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary.

We have assumed further that at the time of execution, authentication, issuance and delivery of the Hovnanian Indentures and the Hovnanian Debt Securities and the Debt Guarantees, if applicable, the Hovnanian Indentures will have been duly authorized, executed and delivered by Hovnanian and the Subsidiary Guarantors, if applicable.

We have assumed further that (1) at the time of the execution, authentication, issuance and delivery of the K. Hovnanian Indentures (other than the K. Hovnanian November 3 Indenture) and the K. Hovnanian Debt Securities (other than the K. Hovnanian Senior Debt Securities), the Hovnanian Debt Guarantee and the Debt Guarantees, if applicable, will have been duly authorized, executed and delivered by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, and (2) execution, delivery and performance by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, of the K. Hovnanian Indentures (other than the K. Hovnanian November 3 Indenture), the K. Hovnanian Debt Securities (other than the K. Hovnanian Senior Debt Securities), the Hovnanian Debt Guarantee and the Debt Guarantees, if applicable, will not violate the law of the State of California or any other applicable laws (excepting the law of the State of New York and the Federal laws of the United States).

We have assumed further that (1) K. Hovnanian, Hovnanian and the Subsidiary Guarantors, as applicable, have duly authorized, executed and delivered the K. Hovnanian November 3 Indenture, (2) at the time of execution, authentication, issuance and delivery of the K. Hovnanian Senior Supplemental Indenture and the K. Hovnanian Senior Debt Securities, the

Hovnanian Debt Guarantee and the Debt Guarantees, if applicable, the K. Hovnanian Senior Supplemental Indenture will have been duly authorized, executed and delivered by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, and (3) execution, delivery and performance by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, of the K. Hovnanian Senior Indenture, the K. Hovnanian Senior Debt Securities, the Hovnanian Debt Guarantee and the Debt Guarantees, if applicable, do not and will not violate the law of the State of California or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).

We have assumed further that at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by Hovnanian.

We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants and the Warrant Guarantees, if applicable, other than the K. Hovnanian Debt Security Warrants, the related Warrant Agreements will have been duly authorized, executed and delivered by Hovnanian and the Subsidiary Guarantees, if applicable.

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the K. Hovnanian Debt Security Warrants, the Hovnanian Warrant Guarantee and the Warrant Guarantees, if applicable, the related Warrant Agreements will have been duly authorized, executed and delivered by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, and (2) execution, delivery and performance by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, of such Warrant Agreement and such

K. Hovnanian Debt Security Warrants, Hovnanian Warrant Guarantee and the Warrant Guarantees, if applicable, will not violate the law of the State of California or any other applicable laws (excepting the law of the State of New York and the Federal laws of the United States).

We have assumed further that at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by Hovnanian.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             With respect to the newly issued Common Stock, assuming (a) the taking by the Board of Directors of Hovnanian or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Hovnanian Board”) of all necessary corporate action to authorize and approve the issuance of the newly issued Common Stock and (b) due issuance and delivery of the newly issued Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, the newly issued Common Stock will be validly issued, fully paid and nonassessable.

2.             The Selling Shareholder Shares have been validly issued, and are fully paid and nonassessable.

3.             With respect to the Preferred Stock, assuming (a) the taking by the Hovnanian Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.             With respect to the Hovnanian Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Hovnanian Debt Securities, the terms of the offering thereof and related matters by the

Hovnanian Board or duly authorized officers of Hovnanian (the “Hovnanian Authorized Officers”) and (b) the due execution, authentication, issuance and delivery of such Hovnanian Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board or the Hovnanian Authorized Officers and otherwise in accordance with the provisions of the applicable Hovnanian Indenture and such agreement, such Hovnanian Debt Securities will constitute valid and legally binding obligations of Hovnanian enforceable against Hovnanian in accordance with their terms.

5.             With respect to the K. Hovnanian Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any K. Hovnanian Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of K. Hovnanian, a duly constituted and acting committee of such Board of Directors or duly authorized officers of K. Hovnanian (such Board of Directors, committee or authorized officers being referred to herein as the “K. Hovnanian Board”) and (b) the due execution, authentication, issuance and delivery of such K. Hovnanian Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the K. Hovnanian Board and otherwise in accordance with the provisions of the applicable K. Hovnanian Indenture and such agreement, such K. Hovnanian Debt Securities will constitute valid and legally binding obligations of K. Hovnanian enforceable against K. Hovnanian in accordance with their terms.

6.             With respect to the Hovnanian Debt Guarantee, the Hovnanian Warrant Guarantee, the Debt Guarantees and the Warrant Guarantees (collectively, the “Guarantees”), assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Hovnanian Board or the Hovnanian Authorized Officers, as applicable, and by the Board of Directors of each Subsidiary Guarantor, as applicable, a duly constituted and acting committee of such Board of Directors of a Subsidiary Guarantor or duly authorized officers of a Subsidiary Guarantor, as applicable, (each such Board of Directors, committee or authorized officers being referred to herein as a “Subsidiary Guarantor Board”), (b) the due execution, authentication, issuance and delivery of the Debt Securities, Common Stock, Preferred Stock and Depositary Shares, as applicable, underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, or the Hovnanian Authorized Officers, as applicable, or a Subsidiary Guarantor Board, as applicable, and otherwise in accordance with the provisions of the applicable Indenture, Warrant Agreement and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of Hovnanian or the Subsidiary Guarantors, as applicable, enforceable against the Hovnanian or the Subsidiary Guarantors, as applicable, in accordance with their terms.

7.             With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Hovnanian Board or the Hovnanian Authorized Officers  to approve the execution and delivery of the Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board or the Hovnanian Authorized Officers and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of Hovnanian enforceable against Hovnanian in accordance with their terms.

8.             With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Hovnanian Board or the Hovnanian Authorized Officers, as applicable, or the K. Hovnanian Board, as applicable, to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board or the Hovnanian Authorized Officers, as applicable, or the K. Hovnanian Board, as applicable, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of Hovnanian or K. Hovnanian, as applicable, enforceable against Hovnanian or K. Hovnanian, as applicable, in accordance with their terms.

9.             With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Hovnanian Board or the Hovnanian Authorized Officers to authorize and approve (1) the issuance and terms of the Stock Purchase Units, (2) the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Stock Purchase Units in the form filed as an exhibit to the Registration Statement and (3) the issuance and terms of the Debt Securities that are a component of the Stock Purchase Units, the terms of the offering thereof and related matters and (b) the due execution, authentication, in the case of such Debt Securities, issuance and delivery of (1) the Stock Purchase Units, (2) such Purchase Contracts and (3) such Hovnanian Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, and the applicable Hovnanian Indenture, in the case of such Hovnanian Debt Securities, such Stock Purchase Units will constitute valid and legally binding obligations of Hovnanian, enforceable against Hovnanian in accordance with their terms.

10.           With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Hovnanian Board to approve (1) the issuance and terms of the Depositary Shares and (2) the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement, (b) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares, against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

Our opinions set forth in paragraphs 4 through 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ right generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of California, we have relied upon the opinion of Peter S. Reinhart, Senior Vice President and General Counsel of Hovnanian and K. Hovnanian, dated the date hereof.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decision interpreting the foregoing) and, to the extent set forth herein, the law of the State of California.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/	Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP